EXHIBIT 3.2

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                            LAZARUS INDUSTRIES, INC.

     The undersigned, Jack M. Gertino, being the President of Lazarus Industries, Inc., a Utah corporation (the "Corporation"), hereby certifies the following:

     1. The Articles of Incorporation of the Corporation are hereby amended by deleting Article I in its entirety and inserting the following in lieu thereof:


                                    ARTICLE I
                                    ---------
                                      NAME

     The  name  of  the  Corporation  shall  be:  AMERICAN  DAIRY,  INC.

     2. Except as specifically provided herein, the provisions of the Corporation's Articles of Incorporation shall remain unamended and shall continue in full force and effect.

     3. This Amendment to the Articles of Incorporation was adopted by the Board of Directors of the Corporation as of March 17, 2003, and, with the recommendation of the Board of Directors, by holders of a majority of the outstanding shares of the Corporation as of March 17,2003.

     4. The Corporation has Seven Million Four Hundred Eighty-Five Thousand Four Hundred Seventeen (7,485,417) shares of outstanding Common Stock that were entitled to vote on the above noted Amendment to the Articles of Incorporation. The Amendment to the Articles of Incorporation was approved by holders of Four Million Nine Hundred Thirteen Thousand Eight Hundred Thirty (4,913,830) shares, constituting a majority of the shares of outstanding Common Stock, by written consent dated March 17, 2003. Such consent was sufficient to approve the amendment by the Shareholders of the company.

     These Articles of Amendment to the Articles of Incorporation of the Corporation shall become effective upon filing.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation as of this 6th day of May, 2003.

                                   LAZARUS  INDUSTRIES,  INC.


                                   /s/  Jack  M.  Gertino
                                   Jack  M.  Gertino,  President